Exhibit 99.1

NOTICE OF OPTIONAL PARTIAL REDEMPTION

Senior Secured Floating Rate Notes due 2013 of

Angiotech Pharmaceuticals, Inc.

CUSIP No. 034918AH5*

NOTICE IS HEREBY GIVEN, pursuant to Section 3.03 of that certain Indenture dated as of May 12, 2011, by and among Angiotech Pharmaceuticals Inc., a corporation organized under the laws of British Columbia (the “Company”), as issuer, certain subsidiaries of the Company as guarantors referred to therein and Deutsche Bank National Trust Company, as trustee (the “Trustee”), as supplemented by that certain Supplemental Indenture, dated as of August 13, 2012, among the Company, the guarantors referred to therein, and the Trustee (the indenture, as supplemented, referred to as the “Indenture”), pertaining to the Company’s Senior Floating Rate Notes due 2013 (the “Notes”), will be redeemed on October 17, 2012 (the “Redemption Date”) in the amount indicated below at a redemption price equal to the principal amount called together with accrued interest thereon to the Redemption Date.

CUSIP No.: 034918AH5

Redemption Price: 100.0%

Registered Notes called as indicated below:

Certificate Number	Face Amount	Amount Called
001	$224,951,000	$40,000,000

The terms of the redemption shall be as follows:

a) The Notes are being redeemed pursuant to Paragraph 5 of the Notes and Section 3.7(a) of the Indenture.

b) Interest on the Notes will cease to accrue on and after the Redemption Date, unless the Company defaults in making the redemption payment.

Payment of the redemption price of these FAST Book-entry Notes shall be made to the registered holder thereof, Cede & Co., without presentation. The following is for information only:

BY MAIL OR OVERNIGHT COURIER	BY HAND
DB Services Americas, Inc.	DB Services Americas, Inc.
MS JCK01-0218	Security Holder Relations
5022 Gate Parkway, Suite 200	5022 Gate Parkway, Suite 200
Jacksonville, FL 32256	Jacksonville, FL 32256
Attn: Security Holder Relations

*

The Trustee is not responsible for the selection or use of the CUSIP number, and no representation is made as to the correctness or accuracy of the CUSIP number set forth above or printed on the Notes. The CUSIP number set forth above is included solely for the convenience of the holders of Notes.

ANGIOTECH PHARMACEUTICALS, INC.,

Company

Date: as of September 17, 2012